SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported) January 25, 1995


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000















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Item 7.  Financial Statements and Exhibits

          In connection with Debt Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-48128 and No. 33-53327), we hereby file the following press release.


     Exhibit
     Number                        Description of Exhibit
     -------          -------------------------------------------------

       99             Copy of the Registrant's Earnings Press Release,
                        dated January 25, 1995









































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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                           /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




January 25, 1995

























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                                 EXHIBIT INDEX




Exhibit
Number                                 Description
- -------          -------------------------------------------------------

  99             Copy of the Registrant's Earnings Press Release, dated
                   January 25, 1995.







































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                                                    EXHIBIT 99





                                    Contact:  Mike Ricciuto
                                              (302) 774-2883




          WILMINGTON, Del., January 25 -- DuPont fourth quarter and full-year 1994 earnings were at record levels, up substan-tially from 1993. The Company reported net income for the fourth quarter of 1994 of $646 million, or $.95 per share, bringing full-year net income to $2.7 billion, or $4.00 per share. This compares to 1993 fourth quarter and full-year earnings per share of $.33 and $.81, respectively.
          Excluding nonrecurring items from both years, 1994 fourth quarter net income was $644 million, or $.95 per share, as compared to $329 million, or $.48 per share in 1993, up
96 percent. On the same basis, full-year 1994 earnings per share were $4.07, up 65 percent from $2.46 per share earned in 1993.
          "1994 was a terrific year for DuPont," said Chairman Edgar S. Woolard. "Our record performance is directly tied to the determination of our people to transform the company and build healthy businesses by focusing on customers and con-trolling costs. During 1994 we were able to increase sales volume in chemical and specialties by 9 percent, and generate net cash flow of $1.6 billion."

          Total company sales for the year were $39.3 billion, versus $37.1 billion last year, up 6 percent. Sales for chemical and specialties segments were $22.5 billion. After adjusting both years for acquisitions and divestitures, sales were up 8 percent, with 9 percent higher volume. Regionally, Europe showed the greatest improvement in sales, with volume up 14 percent. Although selling prices trended upward throughout 1994, the full-year average price level was one percent below the 1993 average. Petroleum segment sales were $16.8 billion, 7 percent over last year.
          Fourth quarter 1994 reflects several nonrecurring items including an additional accrual for product liability claims and legal expenses related to the recall of "Benlate"
DF 50 fungicide, changes in estimates for certain restructuring costs taken in 1993, and tax benefits. In the aggregate, however, these items had no effect on earnings per share. Last year's fourth quarter included a net nonrecurring charge of $103 million, or $.15 per share, principally reflecting additional product liability accruals, partly offset by a gain on the sale of the sporting goods business.
          The following compares segment results for the full year 1994 with prior year, excluding the impact of nonrecurring items described in the accompanying footnotes:
          Chemicals segment earnings were $391 million, up
39 percent from $282 earned last year, principally reflecting improvement in specialty chemicals and fluorochemicals. Segment sales of $3.8 billion were 9 percent higher, after adjusting both years for changes in business composition. Sales volume was up 10 percent, with most of the gains attributable to markets outside of the United States. While selling prices were trending upward during the year, average prices for the year were 1 percent below last year.
          Fibers segment earnings of $676 million were 59 percent above the $425 million earned in 1993. This is attributable to improved results for nylon, aramids, and non-wovens. Sales of $6.8 billion were up 9 percent. Excluding the acquisition of ICI's nylon business, sales were up 5 percent, reflecting 6 percent higher volume, principally outside the United States, partly offset by 1 percent lower average selling prices.
          Earnings for the Polymers segment were $706 million, more than double the $340 million earned last year, reflecting improvement across most businesses. Significant improvements were recorded in engineering polymers, packaging and industrial polymers, elastomers, fluoroproducts, and automotive products. Segment sales of $6.3 billion were 12 percent over 1993 after adjusting for divested businesses. This results from 13 percent higher sales volume, with increases in all regions, and 1 percent lower selling prices.
          Diversified Businesses segment showed the greatest improvement, with earnings at $676 million versus the $238 million earned last year. This reflects higher sales and lower costs in crop protection chemicals, better pharmaceutical results, and significantly higher coal earnings compared to last year's results, which were adversely affected by strikes. Segment sales of $5.7 billion were 5 percent over 1993 after adjusting for the absence of the sporting goods business, which was sold last year. Sales volume was up 7 percent, while average prices were down about 2 percent.
          Petroleum earnings were $706 million, down 5 percent from last year on weaker fourth quarter Downstream results. Upstream earned $471 million, up 7 percent, reflecting lower costs, higher international crude volumes and gas prices, and net benefits associated with portfolio restructuring programs. Lower crude oil and U.S. gas prices partly offset the improve-ment. Downstream earned $235 million, down 22 percent from last year, on lower refined product margins and significant equipment downtime at several refineries in the fourth quarter.
          "During 1994, our cost control efforts began to pay off at the same time economic and market conditions improved," said Woolard. "Looking ahead in 1995, we expect that economic growth in the U.S. will slow only slightly, and will remain strong in other regions. Our businesses are well positioned to continue their global expansion and benefit from the momentum and excellent results achieved in 1994."


1/25/95


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



E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                       Three Months Ended         Year Ended
CONSOLIDATED INCOME STATEMENT<Fa>                         December 31             December 31
- ----------------------------------------------------------------------------------------------------
(Dollars in millions, except per share)                 1994        1993       1994        1993
- ----------------------------------------------------------------------------------------------------
SALES ............................................     $10,137     $ 9,251    $39,333     $37,098
Other Income .....................................         292         235        947         743
                                                       -------     -------    -------     -------
    Total ........................................      10,429       9,486     40,280      37,841
                                                       -------     ------     -------     -------
Cost of Goods Sold and Other Expenses<Fb> ........       7,734       7,356<Fc> 29,316      28,179<Fc>
Selling, General and Administrative Expenses .....         807         750      2,888       3,081
Depreciation, Depletion and Amortization .........         730         757      2,900       2,833
Exploration Expenses, Including Dry Hole Costs
  and Impairment of Unproved Properties ..........         151         120        355         361
Interest and Debt Expense ........................         146         142        581         594
Restructuring<Fd> ................................         (88)        -         (142)      1,621
Write-Down of Intangible Assets<Fe> ..............         -           -          -           214
                                                       -------     -------    -------     -------
    Total ........................................       9,480       9,125     35,898      36,883
                                                       -------     -------    -------     -------
EARNINGS BEFORE INCOME TAXES .....................         949         361      4,382         958
Provision for Income Taxes .......................         303<Ff>     124      1,655<Fg>     392<Fh>
                                                       -------     -------    -------     -------

INCOME BEFORE EXTRAORDINARY ITEM .................         646         237      2,727         566
Extraordinary Charge from Early Extinguishment
  of Debt ........................................         -           (11)       -           (11)
                                                       -------     -------    -------     -------

NET INCOME .......................................     $   646     $   226    $ 2,727     $   555
                                                       =======     =======    =======     =======


EARNINGS PER SHARE OF COMMON STOCK<Fi>
  Income Before Extraordinary Item ...............     $   .95     $   .35    $  4.00     $   .83
  Extraordinary Charge from Early Extinguishment
    of Debt ......................................         -          (.02)       -          (.02)
                                                       -------     -------    -------     -------

  NET INCOME .....................................     $   .95     $   .33    $  4.00     $   .81
                                                       =======     =======    =======     =======

DIVIDENDS PER SHARE OF COMMON STOCK ..............     $   .47     $   .44    $  1.82     $  1.76
                                                       =======     =======    =======     =======




[FN]
<Fa>Certain reclassifications of 1993 data have been made to conform to 1994 classifications.
<Fb>Includes charges of $100 for quarter and $175 for year 1994 and $200 for quarter and year 1993 associated with the "Benlate" DF 50 fungicide recall.
<Fc>Costs are down approximately $80 due to an inventory decrease under last-in, first-out inventory method.
<Fd>1993 includes charges for asset write-downs, employee separation costs, facility shutdowns, and other restructuring costs. 1994 reflects adjustments in estimates for such items.
<Fe>Reflects write-down of intangible assets associated with the printing and publishing business.
<Ff>Includes a benefit of $30 from adjustment of prior-year tax provisions.
<Fg>Includes a benefit of $127 principally related to a favorable change in tax status resulting from a transfer of properties among certain North Sea affiliates.
<Fh>Includes a benefit of $265 resulting from tax law changes, primarily in the United Kingdom.
<Fi>Earnings per share are calculated on the basis of the following average number of common shares outstanding:

                           Year Ended December 31:
                             1994 -- 679,999,916
                             1993 -- 676,622,115

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

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

                                                         Three Months Ended                Year Ended
CONSOLIDATED INDUSTRY SEGMENT INFORMATION                    December 31                   December 31
- ----------------------------------------------------------------------------------------------------------------
(Dollars in millions)                                    1994          1993           1994            1993
- ----------------------------------------------------------------------------------------------------------------
SALES
- -----
Chemicals ........................................    $   970        $  881        $ 3,760        $ 3,546
Fibers ...........................................      1,723         1,623          6,767          6,188
Polymers .........................................      1,639         1,458          6,318          5,869
Petroleum ........................................      4,470         4,059         16,815         15,771
Diversified Businesses ...........................      1,335         1,230          5,673          5,724
                                                      -------        ------        -------        -------
    Total ........................................    $10,137        $9,251        $39,333        $37,098
                                                      =======        ======        =======        =======

AFTER-TAX OPERATING INCOME (LOSS)<Fa><Fb><Fc><Fd>
- ---------------------------------
Chemicals ........................................    $   125        $   66<Fe>    $   386        $   166<Fe>
Fibers ...........................................        216           104            701            169
Polymers .........................................        194            60<Fe>        717            177<Fe>
Petroleum ........................................        118           163            680            812<Ff>
Diversified Businesses ...........................         98           (53)<Fe>       623           (407)<Fe><Fg>
                                                      -------        ------        -------        -------
    Total ........................................        751           340          3,107            917

Interest and Other Corporate
  Expenses Net of Tax ............................       (105)         (103)          (380)          (351)
                                                      -------        ------        -------        -------

NET INCOME .......................................    $   646        $  237<Fh>    $ 2,727        $   566<Fh>
- ----------                                            =======        ======        =======        =======

<Fa>1994 includes the following fourth-quarter (charges)/benefits:

      Chemicals                     $ 22  (1)
      Fibers                          25  (1)
      Polymers                        (5) (1)
      Diversified Businesses         (40) (1)(2)
                                    ----
                                    $  2
                                    ====

      (1) Reflects adjustments in estimates associated with the third quarter 1993 restructuring charge.
      (2) Includes charges of $63 for the "Benlate" DF 50 fungicide recall ($110 for the year including second-quarter charge of $47) and $27 for the write-down of assets and discontinuation of certain products, and a benefit of $30 from adjustment of prior-year tax provisions.


[FN]
<Fb>The year ended December 31, 1994 includes the following third-quarter
      (charges)/benefits:
        Chemicals                     $(27) (1)
        Polymers                        16  (2)
        Petroleum                      (26) (2)
        Diversified Businesses          34  (2)
                                      ----
                                      $ (3)
                                      ====

      (1) Associated with discontinuation of certain products and asset sales and write-downs.
      (2) Reflects adjustments in estimates associated with the third quarter 1993 restructuring charge. In addition, the Petroleum segment also includes additional charges for employee separation costs, a loss of $95 from write-down of certain North Sea oil properties held for sale and a benefit of $127 principally related to a favorable change in tax status resulting from a transfer of properties among certain North Sea affiliates.

<Fc>The year ended December 31, 1993 includes the following third-quarter charges for asset write-downs, employee separation costs, facility shutdowns, and other restructuring costs:
        Chemicals                   $  112 (1)
        Fibers                         266 (2)
        Polymers                       148 (3)
        Petroleum                      172 (4)
        Diversified Businesses         413 (5)
                                    ------
                                    $1,111
                                    ======

      (1) Includes $59 for asset write-downs and facility shutdowns for the fluorochemicals and specialty chemicals businesses.
      (2) Includes $46 for facility shutdowns and asset write-downs, primarily for the nylon business.
      (3) Includes $64 for shutdown of a portion of a polymers plant in LaPorte, Texas.
      (4) Includes $147 for asset write-downs of certain North American petroleum-producing properties.
      (5) Includes $264 for asset write-downs, primarily facilities for the printing and publishing business.

<Fd>The year ended December 31, 1993 includes a third-quarter benefit of $265 resulting from tax law changes. The Petroleum segment reflects $230, primarily due to a reduction in deferred U.K. petroleum revenue taxes, and $35 is reflected in the remaining segments.
<Fe>Includes a net charge of $92 related to certain product liability claims and litigation costs ($144, of which $126 is associated with the "Benlate" DF fungicide recall) and a loss on the sale of a polyethylene business ($17) partly offset by benefit from sale of Remington Arms Company ($69). The foregoing amounts are reflected in the Chemicals ($10), Polymers ($25) and Diversified Businesses ($57) segments.
<Ff>Includes a $21 loss from sale of petroleum-producing properties, and a $32 gain from exchange of North Sea properties.
<Fg>Reflects a charge of $184 for the write-down of intangible assets associated with the printing and publishing business.
<Fh>Before extraordinary item.

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




E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                                      After-Tax Operating Income
                                                      ---------------------------------------------------------
CONSOLIDATED INDUSTRY SEGMENT INFORMATION                Three Months Ended                Year Ended
EXCLUDING IMPACT OF NONRECURRING ITEMS                       December 31                   December 31
- ----------------------------------------------------------------------------------------------------------------
(Dollars in millions)                                    1994          1993           1994            1993
- ----------------------------------------------------------------------------------------------------------------
Chemicals ........................................     $  103         $  76         $  391          $  282
Fibers ...........................................        191           104            676             425
Polymers .........................................        199            85            706             340
Petroleum ........................................        118           163            706             743
Diversified Businesses ...........................        138             4            676             238
                                                       ------         -----         ------          ------
    Total ........................................        749           432          3,155           2,028

Less:  Interest and Other Corporate Expenses
  Net of Tax .....................................     $ (105)        $(103)        $ (380)         $ (351)
                                                       ------         -----         ------          ------

                                                       $  644         $ 329         $2,775          $1,677
                                                       ======         =====         ======          ======











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